Exhibit 99.10

EIGHTH AMENDMENT TO

DECLARATION OF THE MOLINA FAMILY TRUST
WITH RESPECT TO SURVIVOR’S TRUST

MARY R. MOLINA hereby declares as follows:

1.                                      Background.

A.                                    C. DAVID MOLINA, M.D., and I, under the name MARY ROSE MOLINA, executed that certain Declaration of Trust of the Molina Family Trust, dated September 19, 1990, and amended such Declaration of Trust pursuant to that certain Clarification of Section 1.04(b), dated November 4, 1990, that certain First Amendment to the Molina Family Trust, dated November   , 1991, that certain Second Amendment to the Molina Family Trust, dated December 19, 1994, that certain Third Amendment and Restatement of the Declaration of the Molina Family Trust, dated December 6, 1996, that certain Fourth Amendment to Declaration of the Molina Family Trust, dated December 6, 1996, that certain Fifth Amendment to Declaration of the Molina Family Trust With Respect to Survivor’s Trust, dated July 24, 2002, that certain Sixth Amendment to the Declaration of the Molina Family Trust with Respect to the Survivor’s Trust, dated July 1, 2003, and that certain Seventh Amendment to the Declaration of the Molina Family Trust with Respect to the Survivor’s Trust, dated June 15, 2010 (“Seventh Amendment”) (all of the above collectively “Declaration”).

B.                               Pursuant to paragraph 4.04A of the Declaration, the “Survivor’s Trust” was established following the death of C. DAVID MOLINA, M.D. Such trust is also known as the “MARY R. MOLINA LIVING TRUST.”

C.                               Pursuant to paragraph 13.02 of the Declaration, I have the ability to amend the Survivor’s Trust, i.e., the MARY R. MOLINA LIVING TRUST.

D.                                    By this document, I wish to amend the Survivor’s Trust, i.e., the MARY R. MOLINA LIVING TRUST.

Eighth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust

2.                              Amendments to Survivor’s Trust.

A.                                    I hereby revoke the Seventh Amendment.

B.                                    Paragraph 5.03 of the Declaration is hereby amended to add at the end of such paragraph the following:

“Notwithstanding (i) the preceding provisions of this paragraph 5.03, (ii) Subchapter C of Chapter 11 of Subtitle B of the Internal Revenue Code of 1986, as amended, including but not limited to Section 2207B of such Code, (iii) Division 10 of the California Probate Code, including but not limited to Section 20110(a) of such Code, and (iv) any applicable law, no estate tax or other death-related taxes shall be charged to any grantor retained annuity trust established by the survivor, before or after the date of execution of this instrument, and the survivor hereby waives all rights of recovery against such trust, until all annuity amounts payable by such trust have been paid to the survivor (or this trust) or the survivor’s estate. Thereafter the trustee (or the survivor’s executor) may recover such amounts as are allowed by law from such trust.”

3.                                      Except as provided herein, the Declaration shall remain unchanged and in full force and effect.

4.                                      This Eighth Amendment to Declaration of the Molina Family Trust With Respect to Survivor’s Trust and the Acceptance by Co-Trustees set forth below may be executed in counterparts and shall be deemed fully executed when each party has executed a counterpart.

Dated: Feb 13, 2012.

/s/ Mary R. Molina
MARY ROSE MOLINA,
ALSO KNOWN AS MARY R. MOLINA

	By:	/s/ Joseph M. Molina, M.D.
Joseph Marion Molina, M.D.,
Attorney-in-Fact for Mary R. Molina

Eighth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust

Acceptance by Co-Trustees

I hereby accept the foregoing Eighth Amendment to the Declaration of the Molina Family Trust With Respect to Survivor’s Trust.

Dated: Feb 14, 2012.	/s/ William Dentino
WILLIAM DENTINO, Co-Trustee

I hereby accept the foregoing Eighth Amendment to the Declaration of the Molina Family Trust With Respect to Survivor’s Trust.

Dated: 2/13, 2012.	/s/ Curtis Pedersen
CURTIS PEDERSEN, Co-Trustee

Eighth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust